UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 9, 2010, the Federal Home Loan Bank of New York ("Bank") announced that:

1. Ms. Anne Evans Estabrook, Owner and CEO, Elberon Development Co., Elberon, New Jersey, and Mr. Richard S. Mroz, Consultant, Richard S. Mroz Consulting, Trenton, New Jersey, were elected by the Bank’s eligible membership on November 4, 2010 to serve as Independent Directors on the Board of Directors ("Board") of the Bank commencing on January 1, 2011 for terms of four years each (with Ms. Estabrook also being elected to serve as one of the Bank’s Public Interest Directors, a subset of the Independent Directors); and

2. Mr. Joseph R. Ficalora, Chairman, President & CEO, New York Community Bank, Westbury, New York, and Mr. John R. Buran, President and CEO, Flushing Savings Bank, Lake Success, New York, were elected by the Bank’s eligible New York State members on November 4, 2010 to serve as Member Directors representing Bank members in the State of New York commencing on January 1, 2011, with Mr. Ficalora to serve for a term of office of four years and Mr. Buran to serve for a term of office of one year (Ms. Estabrook, and Messrs. Mroz, Ficalora and Buran, collectively, the "Elected Directors"). Mr. Buran was elected to a shorter term in accordance with a directive from the Federal Housing Finance Agency ("FHFA"), the regulator of the Federal Home Loan Banks, that was intended to stagger the terms of the Bank’s directors more evenly.

A copy of a report being sent to Bank members providing information about this matter is attached as Exhibit 99.1.

The election of the Elected Directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors contained in the Federal Home Loan Bank Act and in the related regulations of the FHFA, the regulator of the Federal Home Loan Banks.

At the time of this filing, none of the Elected Directors has been named to serve on any committee of the Board for 2011; further, whether the Elected Directors are expected to be named to serve on any committee of the Board for 2011 has not yet been determined. (Ms. Estabrook and Messrs. Ficalora and Mroz currently serve on the Board. Ms. Estabrook currently serves as Chair of the Board’s Audit Committee, and also serves on the Board’s Executive, Government & Congressional Affairs, and Housing Committees. Mr. Mroz currently serves as the Chair of the Board’s Government & Congressional Affairs Committee and also serves on the Bank’s Compensation & Human Resources, and Corporate Governance Committees. Mr. Ficalora currently serves on the Board’s Audit, Government & Congressional Affairs, and Strategic Planning Committees.)

Compensation of the Elected Directors is expected to be in accordance with a 2011 Director Compensation Plan ("Compensation Plan") which will be voted on by the Board at a later time. Details regarding the Compensation Plan will be disclosed after the Compensation Plan is adopted in an appropriate filing with the U.S. Securities and Exchange Commission.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Elected Directors discussed in Item 5.02 of this Current Report on Form 8-K were not elected during the course of any annual or special meeting of the Bank’s security holders, or as the result of a proxy solicitation. They were elected, in accordance with FHFA regulations, by direct vote of the Bank’s eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for the open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast an ‘abstaining’ vote.

With regard to the election held to fill two open Independent Director seats, 331 FHLBNY members were eligible to vote. Of this number, 145 members voted, representing 44% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 12,545,150. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

* Ms. Estabrook received 6,198,035 votes, representing 49% of the total number of eligible votes.

* Mr. Mroz received 5,952,047 votes, representing 47% of the total number of eligible votes.

With regard to the election held to fill two open Member Director seats representing New York State members, 197 FHLBNY members in New York State were eligible to vote. Of this number, 109 members voted, representing 55 % of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Member Directorships was 5,987,684. Mr. Ficalora received 2,461,181 votes, and Mr. Buran received 1,517,748 votes.

In addition to Messrs. Ficalora and Buran, five other candidates for the two open Member Director seats in New York were on the ballot:

* Mr. Thomas L. Hoy, Chairman, President & CEO, Glens Falls National Bank & Trust Company, Glens Falls, New York, who received 1,284,618 votes.

* Ms. Marjorie S. Rovereto, President and CEO, Ulster Savings Bank, Kingston, New York, who received 525,721 votes.

* Mr. Joseph Pistilli, Chairman, President & CEO, First Central Savings Bank, Glen Cove, New York, who received 380,217 votes.

* Mr. David J. Nasca, President and CEO, Evans Bank, N.A., Hamburg, New York, who received 379,138 votes.

* Mr. Jon J. Cooper, President and CEO, Champlain National Bank, Willsboro, New York, who received 62, 123 votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 FHLBNY's 2010 Final Director Election Report, dated November 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 9, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	FHLBNY's 2010 Final Director Election Report, dated November 9, 2010.